UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 16, 2010
Optimal Group Inc.
(Exact Name of Registrant as Specified in its Charter)
Canada
(State or Other Jurisdiction of Incorporation)

0-28572	98-0160833
(Commission File Number)	(IRS Employer Identification No.)
3500 de Maisonneuve Blvd. W., 2 Place Alexis-Nihon, Suite 800, Montreal, Quebec, Canada H3Z 3C1
(Address of Principal Executive Offices, Including Zip Code)
(514) 738-8885
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, 14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SUPPORT AGREEMENT
On March 16, 2010, Optimal Group Inc. (“Optimal”), entered into a Support Agreement (the “Support Agreement”) with 7293411 Canada Inc (the “Offeror”). Under the terms of the Support Agreement, the Offeror has agreed to make an offer by way of a take-over bid for all of the outstanding shares of Optimal at an offer price of $2.40 per share, paid in cash (the “Offer”) and Optimal has agreed to support the Offer.
Under the terms of the Support Agreement, Optimal must promptly notify the Offeror of any Acquisition Proposal (as defined in the Support Agreement) or any request for information that would reasonably be expected to lead to or facilitate an Acquisition Proposal. Optimal’s board of directors may (i) withdraw, amend, modify or qualify in any manner adverse to the Offeror the approval of the Support Agreement or recommendation of the Offer, (ii) accept, approve or recommend an Acquisition Proposal; or (iii) approve the entering into of any agreement providing for an Acquisition Proposal, if and only to the extent that: (a) Optimal’s board of directors, after consultation with and based upon the advice of its financial advisors and outside legal counsel, has determined in good faith that the Acquisition Proposal is a Superior Proposal (as defined in the Support Agreement); (b) Optimal has provided to the Offeror specified information in respect of the Acquisition Proposal and has promptly notified the Offeror in writing of its determination in (a) above; (c) a period of at least five business days has elapsed following the date on which the information and notification in (b) above were received by the Offeror, and if the Offeror has proposed to revise the Offer in accordance with the right to match (described below), Optimal’s board of directors has again made the determinations in (a) above taking into account the proposed revisions to the Offer; and (d) if Optimal proposes to enter into an agreement with respect to a Superior Proposal, Optimal concurrently terminates the Support Agreement.
In the Support Agreement, Optimal agrees that during the five business day period referred to in (c) above, the Offeror will have the opportunity, but not the obligation, to amend the terms of the Offer and Optimal will engage in good faith negotiations with the Offeror with respect thereto, including engaging in good faith negotiations with the Offeror to enable the Offeror to make such adjustments to the terms and conditions of the Offer the Offeror deems appropriate and as would enable the Offeror to proceed with the transactions contemplated under the Support Agreement on such adjusted terms. Optimal’s board of directors will review any proposal by the Offeror to amend the terms of the Offer in order to determine in good faith and in accordance with its fiduciary duties, after consultation with and based upon the advice of its financial advisors and outside legal counsel, whether the Offeror’s proposal to amend the Offer would result in the Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of the Offer.
If Optimal’s board of directors determines that the Acquisition Proposal would cease to be a Superior Proposal, Optimal will so advise the Offeror and will accept the offer by the Offeror to amend the terms of the Offer and the parties will take such actions and execute such documents as are necessary to give effect to the foregoing. If the Offeror does not make, within such five business day period, proposed amendments that would, in the reasonable good faith judgement of Optimal’s board of directors cause the Acquisition Proposal previously constituting a Superior Proposal to cease being a Superior Proposal, then Optimal may, subject to the terms of the Support Agreement (including the payment of the termination payment described below), accept, approve, recommend or enter into an agreement in respect of the Superior Proposal (and change or withdraw its recommendation). Each successive material modification of any Acquisition Proposal or a Superior Proposal will constitute a new Acquisition Proposal and will require a new five business day period from the later of the date a copy of such amendment is provided to the Offeror and the date that Optimal’s board of directors has determined that the amended Acquisition Proposal is or remains a Superior Proposal. The termination of the Support Agreement in specified circumstances will give rise to a $500,000 termination payment obligation for Optimal.
SETTLEMENT AGREEMENT
In connection with the Offer , Neil S. Wechsler, Co-Chairman and Chief Executive Officer, Holden L. Ostrin, Co-Chairman, and Gary S. Wechsler, Chief Financial Officer, of Optimal have entered into a settlement agreement (“Settlement Agreement”) with the Offeror pursuant to which they or a corporation controlled by them will acquire all of the outstanding shares of Optimal Merchant Services Inc. (formerly Optimal Payments Corp.), a wholly-owned subsidiary of Optimal, in partial satisfaction of the severance payments that will become owing to them on closing of the transactions contemplated in the Support Agreement. Optimal has intervened to the Settlement Agreement for the purposes of being bound by and accepting the benefits of Section 16 of the Settlement Agreement, which addresses the obligations of Messrs. Ostrin, N. Wechsler and G. Wechsler in the event the Support Agreement is terminated by Optimal in accordance with Section 8.1(h) of the Support Agreement.
The foregoing is a summary of the terms of the Support Agreement and the Settlement Agreement and is qualified in its entirety by reference to the Support Agreement, the Disclosure Letter for Support Agreement dated March 16, 2010 and the Settlement Agreement, copies of which are attached as Exhibits 2.1, 2.2 and 10.1, respectively, and are incorporated by reference into this Item 1.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit
Number	Description
2.1	Support Agreement dated March 16, 2010 between 7293411 Canada Inc. and Optimal Group Inc.
2.2	Disclosure Letter for Support Agreement dated March 16, 2010
10.1	Settlement Agreement of March 16, 2010 among 7293411 Canada Inc., Holden L. Ostrin, Neil Wechsler and Gary Wechsler

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010	OPTIMAL GROUP INC.
	By:	/s/ NEIL WECHSLER
		Name:	Neil Wechsler
		Title:	Co-Chairman and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
2.1	Support Agreement dated March 16, 2010 between 7293411 Canada Inc. and Optimal Group Inc.
2.2	Disclosure Letter for Support Agreement dated March 16, 2010
10.1	Settlement Agreement of March 16, 2010 among 7293411 Canada Inc., Holden L. Ostrin, Neil Wechsler and Gary Wechsler

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